Gold Flora Corporation Announces Appointment of Receiver

COSTA MESA, Calif., April 2, 2025 /CNW/ - Gold Flora Corporation ("Gold Flora" or the "Company")(Cboe Canada:GRAM), a cannabis company with subsidiaries operating across California, today announced that, following its previously reported filing for a voluntary receivership pursuant under the laws of the State of California, the Los Angeles County Superior Court, Santa Monica Division (the “Court”) issued an order (the “Order”) on March 28, 2025 granting the Company’s application and appointed Stone Blossom Capital, LLC, by and through its principal Richard Ormand, as the receiver of the Company (the “Receiver”). Pursuant to the Order, the Receiver took possession of all assets of the Company and is authorized to take any action the Receiver deems reasonable and appropriate to manage and operate such assets, including the marketing and sale of assets. The Order also stays all pending and potential actions and litigation brought against Gold Flora or its subsidiaries unless the Court orders such stay lifted, extended or otherwise modified upon a showing of good cause. The Receiver has broad powers and authority to seize, collect, manage, control, preserve, protect, maintain, liquidate or conserve value of all of the assets of the Company in accordance with California law. Accordingly, the Receiver is empowered to sell all of the assets of the Company (together or separately) and distribute the proceeds of such sale to the Company’s creditors in a manner approved by the Court.

Additionally, as previously reported, on March 28, 2025, the Company’s securities were halted from quotation on the OTCQB marketplace operated by OTC Markets Group, Inc. (“OTC”). On April 2, 2025, the Company received a notice from OTC notifying the Company that, as a result of its receivership filing, the Company no longer qualified for quotation on the OTCQB marketplace and that the quotation of the Company’s securities would be transferred to the OTC Pink Market effective as of the open of trading on April 3, 2025.

About Gold Flora Corporation

Gold Flora Corporation is vertically-integrated cannabis leader that owns and operates multiple premium indoor cannabis cultivation facilities, 16 retail dispensaries in strategic geographies, a distribution business selling first party and third party brands into hundreds of dispensaries across California, and a portfolio of cannabis brands and SKUs aimed at different consumer segments. The Company's retail operations include Airfield Supply Company, Caliva, Coastal, Calma, King's Crew, Varda, Deli, and Higher Level dispensaries, and its distribution company operates under the name Stately Distribution.

Gold Flora Corporation's indoor cultivation canopy currently comprises approximately 107,000 square feet across three facilities in its Desert Hot Springs campus and two San Jose cultivation facilities. The Desert Hot Springs campus also houses the Company's manufacturing and extraction facilities and Stately Distribution.

With hubs throughout the state, the Company distributes many brands, including its own lines of Gramlin, Gold Flora, Cruisers, Roll Bleezy, Aviation Cannabis, Jetfuel Cannabis, and Monogram.

Forward Looking Statements

This press release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the receivership application and expected process, expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, estimates and beliefs, and may include statements regarding the receivership application and expected process, and other plans, intentions, estimates and beliefs, and may include statements regarding the Receiver’s disposition of the Company’s assets. Words such as "expects," "continue," "will," "anticipates," and "intends," or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward–looking statements are based on Gold Flora's current projections and expectations about future events and financial trends that it believes might affect its financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by it in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Such risks and uncertainties include, but are not limited to, the receivership process, the Company’s ability to obtain approval from the Court with respect to motions or other requests made to the Court throughout the course of the receivership; the effects of the receivership on the liquidity, results of operations and business of the Company and its subsidiaries; the Company’s ability to negotiate with its lenders or enter into agreements for strategic alternatives; the Company’s ability to continue as a going concern during the receivership and going forward; the potential for governmental investigations and inquiries, regulatory actions and lawsuits; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”). Although Gold Flora believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora does not assume any obligation to update or revise any forward-looking information or statements contained herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.

Cautionary Note Regarding the Company's Securities

The Company cautions that trading in the Company's securities during the pendency of the receivership is highly speculative and poses substantial risks. Trading prices for the Company's securities may bear little or no relationship to the actual recovery, if any, by holders of the Company's securities in the receivership process. The Company expects that holders of shares of the Company's securities could experience a significant or complete loss on their investment, depending on the outcome of the receivership. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.
SOURCE Gold Flora Corporation

Gold Flora Corporation Inc.,
Laurie Holcomb,
Chairman & CEO,
+1 (949) 252-1908 ext 300;

Investor Contact,
ir@goldflora.com